Exhibit 99.1

Tri-Tech Holding Announces

Agreement to Acquire Beijing Satellite Science & Technology Co.

Acquisition to be Accretive: Will Broaden Tri-Tech’s Strategic Reach

BEIJING, July 27 /PRNewswire-Asia-FirstCall/ — Tri-Tech Holding Inc. (Nasdaq:TRIT), a leading total solutions provider to China’s water resources, municipal wastewater and industrial pollution control markets, announced today that it has entered into a definitive equity purchase agreement to acquire all the equity of Beijing Satellite Science & Technology Co. (BSST).

Pursuant to the definitive equity transfer agreement, Tri-Tech will acquire 100% of BSST for consideration of $3.8 million. This will be comprised of $1.45 million in cash and $2.35 million in restricted stock. Tri-Tech expects the transaction to be closed by the middle of August 2010. The consummation of the transaction is subject to customary closing conditions, including Nasdaq listing standards.

Established in 1994 and headquartered in Beijing, BSST is a consulting, engineering, design, system integration and project management services company specializing in the fields of control and instrument automation, safety and emergency response for the oil, gas and petrochemical industries.

Through years of operation, BSST has built a significant client base among major Chinese state-owned companies and their affiliates including China National Petroleum Corporation (CNPC), PetroChina Company Limited (PetroChina), China Petrochemical Corporation (SINOPEC) and China National Offshore Oil Corporation (CNOOC).

BSST has implemented hundreds of projects in local and international markets as a quality products and total solution provider for environmental safety and clean management in the oil, gas and petrochemical industries.

BSST’s innovative solutions and project execution record have enhanced its reputation and credibility with its clients. With fast-growing market demands driven by environment pollution control compliance mandated by the Chinese Government, BSST is strategically positioned in the developing applications of wastewater, process tail gas treatment and solid waste disposal, providing efficient and practical solutions.

Mr. Gavin Cheng, CEO of BSST, said, “Tri-Tech Holding is a great company experiencing remarkable growth with excellent services and technologies. We are confident that this transaction will provide a solid foundation for BSST to continue to build its business under Tri-Tech’s ownership.”

Tri-Tech CEO Mr. Warren Zhao said, “We are very excited about this acquisition, which provides a strategic opportunity for Tri-Tech to penetrate the industrial pollution control market in various large industries. With the acquisition, Tri-Tech will greatly benefit from the valuable market access and the existing client base of BSST in the oil, gas and petrochemical industries. We expect this transaction will allow us to apply our existing municipal wastewater treatment experience to develop new markets.

“BSST has been a profitable business with high quality products, services and customer relationships. We expect this acquisition to be accretive to our earnings and to increase shareholder value in the long run,” Mr. Zhao said.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems (SCADA). The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. Tri-tech owns 15 software copyrights and two technological patents and employs 200 people. Please visit http://www.tri-tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investors Contact:

Hawk Associates

Frank Hawkins

Tel: +1-305-451-1888

Email: tritech@hawkassociates.com